Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)  ☐

U.S. BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

31-0841368
(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Jack Ellerin
U.S. Bank National Association
1349 West Peachtree Street
Suite 1050
Atlanta, Georgia 30309
(404) 898-8830
(Name, address and telephone number of agent for service)

Oglethorpe Power Corporation

(An Electric Membership Corporation)

(exact name of obligor as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1211925 (I.RS. Employer Identification No.)

2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)	30084-5336 (Zip Code)

5.95% First Mortgage Bonds, Series 2009 B due 2039
(Title of the indenture securities)

Item 1.             General information.

Furnish the following information as to the trustee:

(a)                Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

Federal Deposit Insurance Company
Washington, D.C.

The Board of Governors of the Federal Reserve System
Washington, D.C.

(b)               Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.             Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3.-15.                  Items 3 – 15 are not applicable because, to the best of the  knowledge of U.S. Bank National Association (the “Trustee”) the obligor is not in default under any indenture under which the Trustee acts as trustee.

Item 16.           List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; provided that exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and 17 C.F.R. 229.10(d).

1.              A copy of the articles of association of the Trustee as now in effect.  (Exhibit 25.1 to Amendment No. 2 to Form S-4, Registration Number 333-128217, filed by Revlon Consumer Products Corp.)

2.              A copy of the certificate of authority of the Trustee to commence business, is contained in the articles of association referred to in Paragraph 1 above.

3.              A copy of the authorization of the Trustee to exercise corporate trust powers.  (Exhibit 25.1 to Form S-3ASR, Registration Number 333-155592, filed by ONEOK, Inc.)

4.              A copy of the existing by-laws of the Trustee as now in effect.  (Exhibit 25.1 to Form S-4, Registration Number 333-145601, filed by iPCS, Inc.)

5.              A copy of each indenture referred to in Item 4, if the obligor is in default.

Not Applicable.

6.              The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.              A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 2009, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia, on the 15th day of December, 2009.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jack Ellerin
Jack Ellerin
Vice President

Exhibit 6

CONSENT OF TRUSTEE

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  December 15, 2009

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jack Ellerin
Jack Ellerin
Vice President

Exhibit 7

REPORT OF CONDITION
(ATTACHED)

U.S. BANK NATIONAL ASSOCIATION     FFIEC 031

RSSD-ID 504713	Quarter End Date 9/30/2009
Last Updated on 10/30/2009

Schedule RC — Balance Sheet

Dollar amounts in thousands

1.	Cash and balances due from depository institutions (from Schedule RC-A):					1.
	a.	Noninterest-bearing balances and currency and coin		RCFD0081	4,763,007	1.a.
	b.	Interest-bearing balances		RCFD0071	517,932	1.b.
2.	Securities:					2.
	a.	Held-to-maturity securities (from Schedule RC-B, column A)		RCFD1754	48,260	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)		RCFD1773	40,515,118	2.b.
3.		Federal funds sold and securities purchased under agreements to resell:				3.
	a.	Federal funds sold in domestic offices		RCONB987	3,740,525	3.a.
	b.	Securities purchased under agreements to resell		RCFDB989	0	3.b.
4.		Loans and lease financing receivables (from Schedule RC-C):				4.
	a.	Loans and leases held for sale		RCFD5369	6,030,194	4.a.
	b.	Loans and leases, net of unearned income		RCFDB528	177,668,468	4.b.
	c.	LESS: Allowance for loan and lease losses		RCFD3123	4,573,534	4.c.
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)		RCFDB529	173,094,934	4.d.
5.	Trading assets (from Schedule RC-D)			RCFD3545	1,327,626	5.
6.	Premises and fixed assets (including capitalized leases)			RCFD2145	2,225,493	6.
7.	Other real estate owned (from Schedule RC-M)			RCFD2150	989,664	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			RCFD2130	76,659	8.
9.	Direct and indirect investments in real estate ventures			RCFD3656	0	9.
10.	Intangible assets:					10.
	a.	Goodwill		RCFD3163	8,584,806	10.a.
	b.	Other intangible assets (from Schedule RC-M)		RCFD0426	4,177,523	10.b.
11.	Other assets (from Schedule RC-F)			RCFD2160	13,851,241	11.
12.	Total assets (sum of items 1 through 11)			RCFD2170	259,942,982	12.
13.	Deposits:					13.
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part 1)		RCON2200	154,695,130	13.a.
		1.	Noninterest-bearing	RCON6631	34,794,768	13.a.1.
		2.	Interest-bearing	RCON6636	119,900,362	13.a.2.
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from schedule RC-E, part II)		RCFN2200	25,929,109	13.b.
		1.	Noninterest-bearing	RCFN6631	0	13.b.1.
		2.	Interest-bearing	RCFN6636	25,929,109	13.b.2.
14.	Federal funds purchased and securities sold under agreements to repurchase:					14.
	a.	Federal funds purchased in domestic offices		RCONB993	2,424,160	14.a.
	b.	Securities sold under agreements to repurchase		RCFDB995	8,527,185	14.b.
15.	Trading liabilities (from Schedule RC-D)			RCFD3548	469,006	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			RCFD3190	28,305,774	16.
17.	Not applicable					17.
18.	Not applicable					18.
19.	Subordinated notes and debentures			RCFD3200	7,779,967	19.
20	Other liabilities (from Schedule RC-G)			RCFD2930	6,311,437	20.

Dollar amounts in thousands

21.	Total liabilities (sum of items 13 through 20)		RCFD2948	234,441,768	21.
22.	Not applicable				22.
23.	Perpetual preferred stock and related surplus		RCFD3838	0	23.
24.	Common stock		RCFD3230	18,200	24.
25.	Surplus (exclude all surplus related to preferred stock)		RCFD3839	12,642,020	25.
26.	Not available				26.
	a.	Retained earnings	RCFD3632	12,583,703	26.a.
	b.	Accumulated other comprehensive income	RCFDB530	-1,383,696	26.b.
	c.	Other equity capital components	RCFDA130	0	26.c.
27.	Not available				27.
	a.	Total bank equity capital (sum of items 23 through 26.c)	RCFD3210	23,860,227	27.a.
	b.	Noncontrolling (minority) interests in consolidated subsidiaries	RCFD3000	1,640,987	27.b.
28.	Total equity capital (sum of items 27.a and 27.b)		RCFDG105	25,501,214	28.
29.	Total liabilities and equity capital (sum of items 21 and 28)		RCFD3300	259,942,982	29.
1.

Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2008

			RCFD6724	NR	M.1.
2.	Bank’s fiscal year-end date		RCON8678	NR	M.2.